Exhibit 32.2
Certification Required by Rule 13a-14(b) or Rule 15d-14(b) and 18 U.S.C. Section 1350
(as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)
I, Robert G. Costantini, Executive Vice President and Chief Financial Officer of ORBCOMM Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002), that to my knowledge:

(1)	the accompanying Quarterly Report on Form 10-Q of the Company for the period ended March 31, 2007 (the “Report”), filed with the U.S. Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: May 14, 2007

/s/ Robert G. Costantini

Robert G. Costantini
Executive Vice President and Chief Financial Officer (Principal Financial Officer)